Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2023 EARNINGS

•
Net income of $95.5 million and diluted earnings per share of $1.02 for fourth quarter 2023; excluding the FDIC special assessment of $19.9 million and merger related expenses, net income was $111.4 million(1) and diluted earnings per share was $1.19(1)
•
Loans, excluding Warehouse Purchase Program loans, increased $2.259 billion or 12.5% during 2023
•
Loans, excluding Warehouse Purchase Program loans and loans acquired in the merger of First Bancshares of Texas, Inc, increased $882.7 million or 4.9% during 2023
•
Noninterest-bearing deposits of $9.8 billion, representing 36.0% of total deposits
•
Borrowings decreased by $525.0 million during the fourth quarter 2023
•
Net interest margin increased 3 basis points to 2.75% during the fourth quarter 2023
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $368.9 million and allowance for credit losses to total loans, excluding Warehouse Purchase Program, of 1.63%(1)
•
Nonperforming assets remain low at 0.21% of fourth quarter average interest-earning assets
•
Pending merger of Lone Star State Bancshares, Inc., Lubbock, Texas
•
Approved 2024 Stock Repurchase Program covering up to 5% of outstanding common stock

HOUSTON, January 24, 2024. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $95.5 million for the quarter ended December 31, 2023 compared with $137.9 million for the same period in 2022. Net income per diluted common share was $1.02 for the quarter ended December 31, 2023 compared with $1.51 for the same period in 2022. During the fourth quarter of 2023, Prosperity incurred a Federal Deposit Insurance Corporation (“FDIC”) special assessment of $19.9 million, or $0.17(1) per diluted common share net of tax, which was assessed by the FDIC to recover the cost associated with protecting uninsured depositors following the closures of Silicon Valley Bank and Signature Bank in early 2023. Excluding this assessment and merger related expenses, net income was $111.4 million(1) and earnings per diluted common share was $1.19(1) for the fourth quarter of 2023. The annualized return on fourth quarter average assets was 0.98%; excluding the FDIC special assessment, net of tax, and merger related expenses, net of tax, the return was 1.15%. Nonperforming assets remain low at 0.21% of fourth quarter average interest-earning assets. On May 1, 2023, First Bancshares of Texas, Inc. (“First Bancshares”) merged with Prosperity Bancshares and FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) merged with Prosperity Bank (collectively, the “Merger”).

“We remain excited about the growth and future of our company. Prosperity operates in two of the best economies in the U.S. Even with the recent interest rate increases, economic activity and job growth in Texas and Oklahoma remain solid,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Prosperity has a strong capital position that provides us with flexibility in pursuing strategic opportunities, such as mergers and acquisitions and the repurchase of our stock when appropriate. We expect that our net interest margin will continue to expand to our historically normal level as our assets reprice over the next several years, increasing our earnings per share. Further, we have a strong core deposit base, with 36% of our deposits in noninterest-bearing accounts,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2023

For the three months ended December 31, 2023, net income was $95.5 million(2) or $1.02 per diluted common share compared with $112.2 million(3) or $1.20 per diluted common share for the three months ended September 30, 2023. The three months ended December 31, 2023 was impacted by the FDIC special assessment of $19.9 million and merger related expenses. For the three months ended December 31, 2023, net income was $95.5 million(2) or $1.02 per diluted common share compared with $137.9 million(4) or $1.51 per diluted common share for the same period in 2022. The change was primarily due to an increase in interest expense and an increase in noninterest expense that includes the FDIC special assessment, partially offset by an increase in loan interest income. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2023 were 0.98%, 5.39% and 10.54%(1), respectively.

Excluding the FDIC special assessment, net of tax, and merger related expenses, net of tax, net income was $111.4 million(1) or $1.19(1) per diluted common share for the three months ended December 31, 2023 and annualized returns on average assets, average common equity and average tangible common equity were 1.15%(1), 6.29%(1) and 12.30%(1), respectively, for the same period. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 55.61%(1) for the three months ended December 31, 2023; and, excluding the FDIC special assessment and merger related expenses, the efficiency ratio was 48.23%(1).

Net interest income before provision for credit losses was $237.0 million for the three months ended December 31, 2023 compared with $239.5 million for the three months ended September 30, 2023. Net interest income before provision for credit losses decreased $19.2 million or 7.5% to $237.0 million for the three months ended December 31, 2023 compared with $256.1 million for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans.

The net interest margin on a tax equivalent basis was 2.75% for the three months ended December 31, 2023 compared with 2.72% for the three months ended September 30, 2023. The net interest margin on a tax equivalent basis was 2.75% for the three months ended December 31, 2023 compared with 3.05% for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans.

Noninterest income was $36.6 million for the three months ended December 31, 2023 compared with $38.7 million for the three months ended September 30, 2023 and $37.7 million for the three months ended December 31, 2022.

Noninterest expense was $152.2 million for the three months ended December 31, 2023 compared with $135.7 million for the three months ended September 30, 2023, an increase of $16.5 million or 12.2%. The change was primarily due to the FDIC special assessment of $19.9 million and an increase in other noninterest expense, partially offset by a decrease in salaries and benefits. Noninterest expense was $152.2 million for the three months ended December 31, 2023 compared with $119.2 million for the same period in 2022, an increase of $32.9 million or 27.6%. The change was primarily due to the FDIC special assessment of $19.9 million and additional expenses related to the Merger.

______________

(2)
Includes purchase accounting adjustments of $2.6 million, net of tax, primarily comprised of loan discount accretion of $2.5 million, merger related expenses of $278 thousand, and the FDIC special assessment of $19.9 million for the three months ended December 31, 2023.
(3)
Includes purchase accounting adjustments of $2.5 million, net of tax, primarily comprised of loan discount accretion of $2.3 million, and merger related expenses of $1.1 million for the three months ended September 30, 2023.
(4)
Includes purchase accounting adjustments of $758 thousand, net of tax, primarily comprised of loan discount accretion of $913 thousand for the three months ended December 31, 2022.
(5)
Includes purchase accounting adjustments of $8.1 million, net of tax, primarily comprised of loan discount accretion of $8.0 million, merger related provision for credit losses of $18.5 million, merger related expenses of $15.1 million, and the FDIC special assessment of $19.9 million for the year ended December 31, 2023.
(6)
Includes purchase accounting adjustments of $6.0 million, net of tax, primarily comprised of loan discount accretion of $7.4 million for the year ended December 31, 2022.

Results of Operations for the Year Ended December 31, 2023

For the year ended December 31, 2023, net income was $419.3 million(5) or $4.51 per diluted common share compared with $524.5 million(6) or $5.73 per diluted common share for the same period in 2022. The change was primarily due to lower net interest income, the FDIC special assessment of $19.9 million, merger related provision for credit losses of $18.5 million, merger related expenses of $15.1 million and additional expenses related to the Merger. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2023 were 1.08%, 6.03% and 11.76%(1), respectively. Excluding the FDIC special assessment, net of tax, merger related provision for credit losses, net of tax, and merger related expenses, net of tax, net income was $461.7 million(1) or $4.97(1) per diluted common share for the year ended December 31, 2023 and returns on average assets, average common equity and average tangible common equity for the same period were 1.18%(1), 6.64%(1) and 12.95%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 50.26%(1) for the year ended December 31, 2023; and, excluding the FDIC special assessment and merger related expenses, the efficiency ratio was 47.09% (1).

Net interest income before provision for credit losses for the year ended December 31, 2023 was $956.4 million compared with $1.005 billion for the same period in 2022, a decrease of $48.8 million or 4.9%. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in the average rates on interest-bearing deposits, partially offset by increases in the average balances and average rates on loans.

The net interest margin on a tax equivalent basis for the year ended December 31, 2023 was 2.78% compared with 3.00% for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans.

Noninterest income was $153.3 million for the year ended December 31, 2023 compared with $145.1 million for the same period in 2022, an increase of $8.1 million or 5.6%, primarily due to the Merger, partially offset by lower net gain on sale or write-down of assets.

Noninterest expense was $556.7 million for the year ended December 31, 2023 compared with $484.2 million for the same period in 2022, an increase of $72.5 million or 15.0%, primarily due to the FDIC special assessment of $19.9 million, merger related expenses of $15.1 million and additional expenses related to the Merger.

Balance Sheet Information

At December 31, 2023, Prosperity had $38.548 billion in total assets, an increase of $858.0 million or 2.3%, compared with $37.690 billion at December 31, 2022.

Loans were $21.181 billion at December 31, 2023, an increase of $2.341 billion or 12.4%, compared with $18.840 billion at December 31, 2022. Linked quarter loans decreased $252.2 million or 1.2% from $21.433 billion at September 30, 2023. Loans, excluding Warehouse Purchase Program loans, were $20.358 billion at December 31, 2023 compared with $18.099 billion at December 31, 2022, an increase of $2.259 billion or 12.5%, and compared with $20.520 billion at September 30, 2023, a decrease of $162.1 million.

Deposits were $27.180 billion at December 31, 2023, decreased $1.354 billion or 4.7%, compared with $28.534 billion at December 31, 2022, primarily due to a decrease in business deposits and public fund deposits, partially offset by an increase in Merger acquired deposits. Linked quarter deposits decreased $133.0 million or 0.5% from $27.313 billion at September 30, 2023.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger.

Balance Sheet Data (at period end)
(In thousands)
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
FirstCapital Bank	$1,376,356	$1,494,378	$1,590,137	$—	$—
Prosperity - Warehouse Purchase Program loans	822,245	912,327	1,148,883	799,115	740,620
Prosperity - All other loans	18,981,937	19,026,008	18,914,926	18,535,244	18,099,207
Total loans	$21,180,538	$21,432,713	$21,653,946	$19,334,359	$18,839,827

Deposits assumed (including new deposits since acquisition date):
FirstCapital Bank	$1,517,217	$1,625,691	$1,481,831	$—	$—
All other deposits	25,662,592	25,687,109	25,899,055	27,004,236	28,533,531
Total deposits	$27,179,809	$27,312,800	$27,380,886	$27,004,236	$28,533,531

Excluding loans acquired in the Merger and new production since May 1, 2023 by the acquired lending operations, loans at December 31, 2023 grew $964.4 million or 5.1% compared with December 31, 2022 and decreased $134.2 million or 0.7% compared with September 30, 2023. Excluding loans acquired in the Merger, new production since May 1, 2023 by the acquired lending operations and Warehouse Purchase Program loans, loans at December 31, 2023 grew $882.7 million or 4.9% compared with December 31, 2022 and decreased $44.1 million or 0.2% compared with September 30, 2023.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since May 1, 2023, deposits at December 31, 2023 decreased by $2.871 billion or 10.1% compared with December 31, 2022 and decreased by $24.5 million or 0.1% compared with September 30, 2023.

Asset Quality

Nonperforming assets totaled $72.7 million or 0.21% of quarterly average interest-earning assets at December 31, 2023 compared with $69.5 million or 0.20% of quarterly average interest-earning assets at September 30, 2023 and $27.5 million or 0.08% of quarterly average interest-earning assets at December 31, 2022. The increase during 2023 was primarily due to the Merger.

The allowance for credit losses on loans and off-balance sheet credit exposures was $368.9 million at December 31, 2023 compared with $311.5 million at December 31, 2022 and $388.0 million at September 30, 2023. There was no provision for credit losses for the three months ended December 31, 2023 and a provision for credit losses of $18.5 million for the year ended December 31, 2023 compared to no provision for credit losses for the three months and year ended December 31, 2022. The $18.5 million provision was made as a result of the loans acquired in the Merger and included a $12.0 million provision for credit losses on loans and a $6.5 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $332.4 million or 1.57% of total loans at December 31, 2023 compared with $281.6 million or 1.49% of total loans at December 31, 2022 and $351.5 million or 1.64% of total loans at September 30, 2023. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.63%(1) at December 31, 2023 compared with 1.56%(1) at December 31, 2022 and 1.71%(1) at September 30, 2023.

Net charge-offs were $19.1 million for the three months ended December 31, 2023 compared with net charge-offs of $3.4 million for the three months ended September 30, 2023 and net charge-offs of $603 thousand for the three months ended December 31, 2022. Net charge-offs for the fourth quarter of 2023 included $16.3 million related to resolved purchased credit deteriorated (“PCD”) loans. The PCD loans had reserves of $16.2 million assigned as of the acquisition date. Additionally, $7.4 million of reserves on resolved PCD loans was released to the general reserve.

Net charge-offs were $38.0 million for the year ended December 31, 2023 compared with $4.8 million for the year ended December 31, 2022. Net charge-offs for the year ended December 31, 2023 included $16.6 million related to resolved PCD loans and $15.0 million related to one commercial real estate loan acquired in a previous merger. The PCD loans had reserves of $16.3 million assigned as of the acquisition date. Additionally, reserves on PCD loans increased by $76.8 million due to the Merger and $23.5 million of reserves on resolved PCD loans was released to the general reserve.

Dividend

Prosperity Bancshares declared a first quarter 2024 cash dividend of $0.56 per share to be paid on April 1, 2024, to all shareholders of record as of March 15, 2024.

Stock Repurchase Program

On January 16, 2024, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 16, 2025, at the discretion of management. Under its 2023 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended December 31, 2023, and approximately 1.21 million shares of its common stock at an average weighted price of $59.88 per share during the year ended December 31, 2023.

Merger of First Bancshares of Texas, Inc.

On May 1, 2023, Prosperity completed the merger of First Bancshares and its wholly owned subsidiary FirstCapital Bank, headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 3,583,370 shares of Prosperity common stock plus approximately $91.5 million in cash for all outstanding shares of First Bancshares. This resulted in goodwill of $164.5 million as of December 31, 2023, which was subject to subsequent fair value adjustments. During the second quarter of 2023, Prosperity completed the operational conversion of FirstCapital Bank.

Pending Merger of Lone Star State Bancshares, Inc.

On October 11, 2022, Prosperity Bancshares and Lone Star State Bancshares, Inc. (“Lone Star”) jointly announced the signing of a definitive merger agreement whereby Lone Star, the parent company of Lone Star State Bank of West Texas (“Lone Star Bank”) will merge with and into Prosperity. Lone Star Bank operates 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of December 31, 2023, Lone Star, on a consolidated basis, reported total assets of $1.372 billion, total loans of $1.081 billion and total deposits of $1.211 billion.

Under the terms of the merger agreement, Prosperity will issue 2,376,182 shares of Prosperity common stock plus $64.1 million in cash for all outstanding shares of Lone Star capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $228.7 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The shareholders of Lone Star approved the transaction on March 28, 2023.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 24, 2024, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2023 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 6674169.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and the FDIC special assessment, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and the FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2023, Prosperity Bancshares, Inc.® is a $38.548 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 285 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 32 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene; Amarillo and Wichita Falls; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, including the pending transaction with Lone Star, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of each of the proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including Lone Star; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the pending transaction with Lone Star, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Rusk	Nederland	Texas Tech Student Union
Bryan	Garland	Seven Points	Needville
Bryan-29th Street	Grapevine	Teague	Rosenberg	Midland
Bryan-East	Grapevine Main	Tyler-Beckham	Shadow Creek	North
Bryan-North	Kiest	Tyler-South Broadway	Spring	Wadley
Caldwell	Lake Highlands	Tyler-University	Tomball	Wall Street
College Station	McKinney	Winnsboro	Waller	West
Crescent Point	McKinney Eldorado		West Columbia
Hearne	McKinney Redbud	Houston Area	Wharton	Odessa
Huntsville	North Carrolton	Houston	Winnie	Grandview
Madisonville	Park Cities	Aldine	Wirt	Grant
Navasota	Plano	Alief		Kermit Highway
New Waverly	Plano-West	Bellaire	South Texas Area -	Parkway
Rock Prairie	Preston Forest	Beltway	Corpus Christi
Southwest Parkway	Preston Parker	Clear Lake	Calallen	Wichita Falls
Tower Point	Preston Royal	Copperfield	Carmel	Cattlemans
Wellborn Road	Red Oak	Cypress	Northwest	Kell
	Richardson	Downtown	Saratoga
Central Texas Area	Richardson-West	Eastex	Timbergate	Other West Texas Area
Austin	Rosewood Court	Fairfield	Water Street	Locations
Allandale	The Colony	First Colony		Big Spring
Cedar Park	Tollroad	Fry Road	Victoria	Brownfield
Congress	Trinity Mills	Gessner	Victoria Main	Brownwood
Lakeway	Turtle Creek	Gladebrook	Victoria-Navarro	Burkburnett
Liberty Hill	West 15th Plano	Grand Parkway	Victoria-North	Byers
Northland	West Allen	Heights	Victoria Salem	Cisco
Oak Hill	Westmoreland	Highway 6 West		Comanche
Research Blvd	Wylie	Little York	Other South Texas Area	Early
Westlake		Medical Center	Locations	Floydada
	Fort Worth	Memorial Drive	Alice	Gorman
Other Central Texas Area	Haltom City	Northside	Aransas Pass	Henrietta
Locations	Hulen	Pasadena	Beeville	Levelland
Bastrop	Keller	Pecan Grove	Colony Creek	Littlefield
Canyon Lake	Museum Place	Pin Oak	Cuero	Merkel
Dime Box	Renaissance Square	River Oaks	Edna	Plainview
Dripping Springs	Roanoke	Sugar Land	Goliad	San Angelo
Elgin	Stockyards	SW Medical Center	Gonzales	Slaton
Flatonia		Tanglewood	Hallettsville	Snyder
Fredericksburg	Other Dallas/Fort Worth Area	The Plaza	Kingsville
Georgetown	Locations	Uptown	Mathis	Oklahoma
Gruene	Arlington	Waugh Drive	Padre Island	Central Oklahoma Area
Horseshoe Bay	Azle	Westheimer	Palacios	Oklahoma City
Kingsland	Ennis	West University	Port Lavaca	23rd Street
La Grange	Gainesville	Woodcreek	Portland	Expressway
Lexington	Glen Rose		Rockport	I-240
Marble Falls	Granbury	Katy	Sinton	Memorial
New Braunfels	Grand Prairie	Cinco Ranch	Taft
Pleasanton	Jacksboro	Katy-Spring Green	Yoakum	Other Central Oklahoma Area
Round Rock	Mesquite		Yorktown	Locations
San Antonio	Muenster	The Woodlands		Edmond
Schulenburg	Runaway Bay	The Woodlands-College Park	West Texas Area	Norman
Seguin	Sanger	The Woodlands-I-45	Abilene
Smithville	Waxahachie	The Woodlands-Research Forest	Antilley Road	Tulsa Area
Thorndale	Weatherford		Barrow Street	Tulsa
Weimar		Other Houston Area	Cypress Street	Garnett
	East Texas Area	Locations	Judge Ely	Harvard
Dallas/Fort Worth Area	Athens	Angleton	Mockingbird	Memorial
Dallas	Blooming Grove	Bay City		Sheridan
14th Street Plano	Canton	Beaumont	Amarillo	S. Harvard
Abrams Centre	Carthage	Cleveland	Hillside	Utica Tower
Addison	Corsicana	East Bernard	Soncy	Yale
Allen	Crockett	El Campo
Balch Springs	Eustace	Dayton	Lubbock	Other Tulsa Area Locations
Camp Wisdom	Gilmer	Galveston	4th Street	Owasso
Carrollton	Grapeland	Groves	66th Street
Cedar Hill	Gun Barrel City	Hempstead	82nd Street
Coppell	Jacksonville	Hitchcock	86th Street
East Plano	Kerens	Liberty	98th Street
Euless	Longview	Magnolia	Avenue Q
Frisco	Mount Vernon	Magnolia Parkway	Milwaukee
Frisco Warren	Palestine	Mont Belvieu	North University

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Balance Sheet Data (at period end)
Loans held for sale	$5,734	$10,187	$10,656	$1,603	$554
Loans held for investment	20,352,559	20,510,199	20,494,407	18,533,641	18,098,653
Loans held for investment - Warehouse Purchase Program	822,245	912,327	1,148,883	799,115	740,620
Total loans	21,180,538	21,432,713	21,653,946	19,334,359	18,839,827

Investment securities(A)	12,803,896	13,192,742	13,667,319	14,071,545	14,476,005
Federal funds sold	260	234	181	222	301
Allowance for credit losses on loans	(332,362)	(351,495)	(345,209)	(282,191)	(281,576)
Cash and due from banks	458,153	512,239	396,848	405,331	423,832
Goodwill	3,396,086	3,396,459	3,383,698	3,231,636	3,231,636
Core deposit intangibles, net	63,994	67,553	71,128	48,974	51,348
Other real estate owned	1,708	9,320	3,107	1,989	1,963
Fixed assets, net	369,992	370,237	365,299	345,149	339,453
Other assets	605,612	665,682	708,814	672,218	607,040
Total assets	$38,547,877	$39,295,684	$39,905,131	$37,829,232	$37,689,829

Noninterest-bearing deposits	$9,776,572	$10,281,893	$10,364,921	$10,108,348	$10,915,448
Interest-bearing deposits	17,403,237	17,030,907	17,015,965	16,895,888	17,618,083
Total deposits	27,179,809	27,312,800	27,380,886	27,004,236	28,533,531
Other borrowings	3,725,000	4,250,000	4,800,000	3,365,000	1,850,000
Securities sold under repurchase agreements	309,277	300,714	434,160	434,261	428,134
Subordinated debentures	—	—	3,093	—	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	36,503	36,503	29,947	29,947
Other liabilities	217,958	362,990	282,373	256,671	148,843
Total liabilities	31,468,547	32,263,007	32,937,015	31,090,115	30,990,455
Shareholders' equity(B)	7,079,330	7,032,677	6,968,116	6,739,117	6,699,374
Total liabilities and equity	$38,547,877	$39,295,684	$39,905,131	$37,829,232	$37,689,829

(A) Includes $(1,770), $(2,442), $(3,393), $(4,399) and $(4,396) in unrealized losses on available for sale securities for the quarterly periods ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

(B) Includes $(1,398), $(1,930), $(2,681), $(3,476) and $(3,473) in after-tax unrealized losses on available for sale securities for the quarterly periods ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Income Statement Data
Interest income:
Loans	$306,562	$308,678	$286,638	$247,118	$235,126	$1,148,996	$831,189
Securities(C)	68,077	69,987	72,053	73,185	72,533	283,302	260,416
Federal funds sold and other earning assets	1,793	1,689	1,757	7,006	933	12,245	3,230
Total interest income	376,432	380,354	360,448	327,309	308,592	1,444,543	1,094,835

Interest expense:
Deposits	84,969	76,069	63,964	47,343	36,048	272,345	68,112
Other borrowings	52,386	62,190	57,351	34,396	14,682	206,323	18,851
Securities sold under repurchase agreements	2,094	2,533	2,674	2,103	1,725	9,404	2,641
Subordinated debentures	—	38	—	—	—	38	—
Total interest expense	139,449	140,830	123,989	83,842	52,455	488,110	89,604
Net interest income	236,983	239,524	236,459	243,467	256,137	956,433	1,005,231
Provision for credit losses	—	—	18,540	—	—	18,540	—
Net interest income after provision for credit losses	236,983	239,524	217,919	243,467	256,137	937,893	1,005,231

Noninterest income:
Nonsufficient funds (NSF) fees	8,365	8,719	8,512	8,095	8,519	33,691	34,014
Credit card, debit card and ATM card income	9,314	9,285	9,206	8,666	8,816	36,471	34,764
Service charges on deposit accounts	6,316	6,262	6,078	5,926	5,932	24,582	24,730
Trust income	3,360	3,326	3,358	3,225	3,498	13,269	12,250
Mortgage income	542	857	661	238	102	2,298	1,399
Brokerage income	1,059	1,067	1,000	1,149	905	4,275	3,654
Bank owned life insurance income	1,882	1,864	1,553	1,354	1,329	6,653	5,119
Net (loss) gain on sale or write-down of assets	(84)	(45)	1,994	121	2,087	1,986	3,934
Other noninterest income	5,814	7,408	7,326	9,492	6,536	30,040	25,264
Total noninterest income	36,568	38,743	39,688	38,266	37,724	153,265	145,128

Noninterest expense:
Salaries and benefits	80,486	85,423	84,723	77,798	75,353	328,430	314,713
Net occupancy and equipment	9,093	9,464	8,935	8,025	8,147	35,517	32,446
Credit and debit card, data processing and software amortization	10,741	10,919	10,344	9,566	9,716	41,570	37,327
Regulatory assessments and FDIC insurance	24,940	5,155	5,097	4,973	2,873	40,165	11,381
Core deposit intangibles amortization	3,559	3,576	3,167	2,374	2,558	12,676	10,336
Depreciation	4,607	4,585	4,658	4,433	4,438	18,283	17,960
Communications	3,572	3,686	3,693	3,462	3,506	14,413	13,005
Other real estate expense	165	153	(464)	58	154	(88)	761
Net loss (gain) on sale or write-down of other real estate	34	(734)	(33)	(13)	(63)	(746)	(883)
Merger related expenses	278	1,104	12,891	860	272	15,133	272
Other noninterest expense	14,696	12,326	12,859	11,464	12,290	51,345	46,868
Total noninterest expense	152,171	135,657	145,870	123,000	119,244	556,698	484,186
Income before income taxes	121,380	142,610	111,737	158,733	174,617	534,460	666,173
Provision for income taxes	25,904	30,402	24,799	34,039	36,737	115,144	141,657
Net income available to common shareholders	$95,476	$112,208	$86,938	$124,694	$137,880	$419,316	$524,516

(C) Interest income on securities was reduced by net premium amortization of $6,428, $6,897, $7,131, $7,384 and $8,703 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively, and $27,840 and $42,957 for the years ended December 31, 2023 and 2022, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022

Profitability
Net income (D) (E)	$95,476	$112,208	$86,938	$124,694	$137,880	$419,316	$524,516

Basic earnings per share	$1.02	$1.20	$0.94	$1.37	$1.51	$4.51	$5.73
Diluted earnings per share	$1.02	$1.20	$0.94	$1.37	$1.51	$4.51	$5.73

Return on average assets (F) (J)	0.98%	1.13%	0.89%	1.31%	1.47%	1.08%	1.39%
Return on average common equity (F) (J)	5.39%	6.39%	5.01%	7.38%	8.26%	6.03%	7.97%
Return on average tangible common equity (F) (G) (J)	10.54%	12.58%	9.67%	14.34%	16.26%	11.76%	15.94%
Tax equivalent net interest margin (D) (E) (H)	2.75%	2.72%	2.73%	2.93%	3.05%	2.78%	3.00%
Efficiency ratio (G) (I) (K)	55.61%	48.74%	53.21%	43.68%	40.87%	50.26%	42.23%

Liquidity and Capital Ratios
Equity to assets	18.37%	17.90%	17.46%	17.81%	17.78%	18.37%	17.78%
Common equity tier 1 capital	15.54%	14.98%	14.49%	15.59%	15.88%	15.54%	15.88%
Tier 1 risk-based capital	15.54%	14.98%	14.49%	15.59%	15.88%	15.54%	15.88%
Total risk-based capital	16.56%	16.05%	15.52%	16.41%	16.51%	16.56%	16.51%
Tier 1 leverage capital	10.39%	10.03%	9.96%	10.06%	10.16%	10.39%	10.16%
Period end tangible equity to period end tangible assets (G)	10.31%	9.96%	9.64%	10.01%	9.93%	10.31%	9.93%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	93,715	93,720	92,930	91,207	91,287	92,902	91,604
Diluted	93,715	93,720	92,930	91,207	91,287	92,902	91,604
Period end shares outstanding	93,722	93,717	93,721	90,693	91,314	93,722	91,314
Cash dividends paid per common share	$0.56	$0.55	$0.55	$0.55	$0.55	$2.21	$2.11
Book value per common share	$75.54	$75.04	$74.35	$74.31	$73.37	$75.54	$73.37
Tangible book value per common share (G)	$38.62	$38.08	$37.49	$38.13	$37.41	$38.62	$37.41

Common Stock Market Price
High	$68.79	$63.65	$63.13	$78.76	$76.32	$78.76	$80.46
Low	$49.60	$52.62	$55.12	$58.25	$66.71	$49.60	$64.69
Period end closing price	$67.73	$54.58	$56.48	$61.52	$72.68	$67.73	$72.68
Employees – FTE (excluding overtime)	3,850	3,853	3,710	3,651	3,633	3,850	3,633
Number of banking centers	285	285	286	272	272	285	272

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Loan discount accretion
Non-PCD	$1,543	$1,508	$1,242	$532	$603	$4,825	$5,924
PCD	$937	$767	$1,178	$339	$310	$3,221	$1,477
Securities net accretion (amortization)	$598	$626	$426	$(2)	$(12)	$1,648	$116
Time deposits amortization	$(150)	$(210)	$(187)	$(53)	$(59)	$(600)	$(311)

(E) Using effective tax rate of 21.3%, 21.3%, 22.2%, 21.4% and 21.0% for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively, and 21.5% and 21.3% for the years ended December 31, 2023 and 2022, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax, refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2023				Sep 30, 2023				Dec 31, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$9,828	$185	7.47%		$9,832	$162	6.54%		$1,758	$27	6.09%
Loans held for investment	20,370,915	291,882	5.68%		20,496,075	290,566	5.62%		17,818,769	223,768	4.98%
Loans held for investment - Warehouse Purchase Program	770,481	14,495	7.46%		972,936	17,950	7.32%		747,007	11,331	6.02%
Total loans	21,151,224	306,562	5.75%		21,478,843	308,678	5.70%		18,567,534	235,126	5.02%
Investment securities	13,074,243	68,077	2.07%	(M)	13,512,137	69,987	2.05%	(M)	14,715,516	72,533	1.96%	(M)
Federal funds sold and other earning assets	125,295	1,793	5.68%		125,690	1,689	5.33%		101,986	933	3.63%
Total interest-earning assets	34,350,762	376,432	4.35%		35,116,670	380,354	4.30%		33,385,036	308,592	3.67%
Allowance for credit losses on loans	(346,493)				(343,967)				(282,546)
Noninterest-earning assets	4,810,942				4,829,336				4,515,412
Total assets	$38,815,211				$39,602,039				$37,617,902

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,822,698	$6,789	0.56%		$4,768,485	$5,182	0.43%		$5,843,672	$3,224	0.22%
Savings and money market deposits	8,815,892	45,192	2.03%		8,977,824	44,446	1.96%		9,805,024	27,929	1.13%
Certificates and other time deposits	3,442,115	32,988	3.80%		3,172,178	26,441	3.31%		2,066,085	4,895	0.94%
Other borrowings	4,028,263	52,386	5.16%		4,671,449	62,190	5.28%		1,465,533	14,682	3.97%
Securities sold under repurchase agreements	300,317	2,094	2.77%		389,149	2,533	2.58%		441,405	1,725	1.55%
Subordinated debentures	—	—	—		2,578	38	5.85%		—	—	—
Total interest-bearing liabilities	21,409,285	139,449	2.58%	(N)	21,981,663	140,830	2.54%	(N)	19,621,719	52,455	1.06%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,960,240				10,269,162				11,064,714
Allowance for credit losses on off-balance sheet credit exposures	36,503				36,504				29,947
Other liabilities	323,344				290,217				224,512
Total liabilities	31,729,372				32,577,546				30,940,892
Shareholders' equity	7,085,839				7,024,493				6,677,010
Total liabilities and shareholders' equity	$38,815,211				$39,602,039				$37,617,902

Net interest income and margin		$236,983	2.74%			$239,524	2.71%			$256,137	3.04%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		952				1,000				440
Net interest income and margin (tax equivalent basis)		$237,935	2.75%			$240,524	2.72%			$256,577	3.05%

(L) Annualized and based on an actual 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $6,428, $6,897 and $8,703 for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.76%, 1.73% and 0.68% for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2023				Dec 31, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$6,508	$452	6.95%		$3,420	$164	4.80%
Loans held for investment	19,754,541	1,089,743	5.52%		17,155,082	788,504	4.60%
Loans held for investment - Warehouse Purchase Program	815,853	58,801	7.21%		1,051,237	42,521	4.04%
Total loans	20,576,902	1,148,996	5.58%		18,209,739	831,189	4.56%
Investment securities	13,719,899	283,302	2.06%	(P)	14,613,799	260,416	1.78%	(P)
Federal funds sold and other earning assets	248,691	12,245	4.92%		709,270	3,230	0.46%
Total interest-earning assets	34,545,492	1,444,543	4.18%		33,532,808	1,094,835	3.26%
Allowance for credit losses on loans	(314,350)				(283,997)
Noninterest-earning assets	4,741,815				4,475,434
Total assets	$38,972,957				$37,724,245

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,150,049	$19,554	0.38%		$6,299,924	$10,175	0.16%
Savings and money market deposits	9,129,845	168,184	1.84%		10,384,178	45,907	0.44%
Certificates and other time deposits	2,832,754	84,607	2.99%		2,322,754	12,030	0.52%
Other borrowings	4,008,616	206,323	5.15%		543,107	18,851	3.47%
Securities sold under repurchase agreements	389,313	9,404	2.42%		457,553	2,641	0.58%
Subordinated debentures	1,031	38	3.69%		—	—	—
Total interest-bearing liabilities	21,511,608	488,110	2.27%	(Q)	20,007,516	89,604	0.45%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,224,241				10,903,539
Allowance for credit losses on off-balance sheet credit exposures	33,271				29,947
Other liabilities	253,047				204,574
Total liabilities	32,022,167				31,145,576
Shareholders' equity	6,950,790				6,578,669
Total liabilities and shareholders' equity	$38,972,957				$37,724,245

Net interest income and margin		$956,433	2.77%			$1,005,231	3.00%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,640				1,815
Net interest income and margin (tax equivalent basis)		$960,073	2.78%			$1,007,046	3.00%

(O) Based on an actual 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $27,840 and $42,957 for the years ended December 31, 2023 and 2022, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.54% and 0.29% for the years ended December 31, 2023 and 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	7.47%	6.54%	6.87%	6.58%	6.09%
Loans held for investment	5.68%	5.62%	5.48%	5.24%	4.98%
Loans held for investment - Warehouse Purchase Program	7.46%	7.32%	7.09%	6.88%	6.02%
Total loans	5.75%	5.70%	5.55%	5.29%	5.02%
Investment securities (S)	2.07%	2.05%	2.07%	2.07%	1.96%
Federal funds sold and other earning assets	5.68%	5.33%	4.69%	4.74%	3.63%
Total interest-earning assets	4.35%	4.30%	4.15%	3.92%	3.67%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.56%	0.43%	0.30%	0.26%	0.22%
Savings and money market deposits	2.03%	1.96%	1.88%	1.50%	1.13%
Certificates and other time deposits	3.80%	3.31%	2.59%	1.59%	0.94%
Other borrowings	5.16%	5.28%	5.20%	4.83%	3.97%
Securities sold under repurchase agreements	2.77%	2.58%	2.43%	1.99%	1.55%
Subordinated debentures	—	5.85%	—	—	—
Total interest-bearing liabilities	2.58%	2.54%	2.28%	1.63%	1.06%

Net Interest Margin	2.74%	2.71%	2.72%	2.92%	3.04%
Net Interest Margin (tax equivalent)	2.75%	2.72%	2.73%	2.93%	3.05%

(R) Annualized and based on average balances on an actual 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $6,428, $6,897, $7,131, $7,384 and $8,703 for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Balance Sheet Averages
Loans held for sale	$9,828	$9,832	$3,910	$2,343	$1,758
Loans held for investment	20,370,915	20,496,075	19,802,751	18,317,712	17,818,769
Loans held for investment - Warehouse Purchase Program	770,481	972,936	898,768	617,822	747,007
Total loans	21,151,224	21,478,843	20,705,429	18,937,877	18,567,534

Investment securities	13,074,243	13,512,137	13,976,818	14,332,509	14,715,516
Federal funds sold and other earning assets	125,295	125,690	150,300	600,048	101,986
Total interest-earning assets	34,350,762	35,116,670	34,832,547	33,870,434	33,385,036
Allowance for credit losses on loans	(346,493)	(343,967)	(283,594)	(282,316)	(282,546)
Cash and due from banks	302,864	301,201	281,593	319,960	306,235
Goodwill	3,396,224	3,387,293	3,291,659	3,231,637	3,231,637
Core deposit intangibles, net	65,986	69,551	48,616	50,208	52,591
Other real estate	4,781	6,301	2,712	2,083	2,075
Fixed assets, net	370,900	367,814	357,593	342,380	338,572
Other assets	670,187	697,176	756,500	643,467	584,302
Total assets	$38,815,211	$39,602,039	$39,287,626	$38,177,853	$37,617,902

Noninterest-bearing deposits	$9,960,240	$10,269,162	$10,274,819	$10,389,980	$11,064,714
Interest-bearing demand deposits	4,822,698	4,768,485	5,147,453	5,877,641	5,843,672
Savings and money market deposits	8,815,892	8,977,824	9,156,047	9,579,679	9,805,024
Certificates and other time deposits	3,442,115	3,172,178	2,652,064	2,045,580	2,066,085
Total deposits	27,040,945	27,187,649	27,230,383	27,892,880	28,779,495
Other borrowings	4,028,263	4,671,449	4,427,914	2,887,011	1,465,533
Securities sold under repurchase agreements	300,317	389,149	441,303	427,887	441,405
Subordinated debentures	—	2,578	1,547	—	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	36,504	30,022	29,947	29,947
Other liabilities	323,344	290,217	220,775	180,685	224,512
Shareholders' equity	7,085,839	7,024,493	6,935,682	6,759,443	6,677,010
Total liabilities and equity	$38,815,211	$39,602,039	$39,287,626	$38,177,853	$37,617,902

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022
Period End Balances

Loan Portfolio
Commercial and industrial	$1,936,717	9.2%	$2,153,391	10.1%	$2,245,620	10.5%	$2,074,078	10.7%	$2,165,263	11.6%
Warehouse purchase program	822,245	3.9%	912,327	4.3%	1,148,883	5.3%	799,115	4.1%	740,620	3.9%
Construction, land development and other land loans	3,076,591	14.5%	3,200,479	14.9%	3,215,016	14.8%	2,899,980	15.0%	2,805,438	14.9%
1-4 family residential	7,207,226	34.0%	7,032,593	32.8%	6,780,813	31.3%	6,055,532	31.3%	5,774,814	30.6%
Home equity	960,852	4.5%	969,498	4.5%	977,070	4.5%	959,124	5.0%	966,410	5.1%
Commercial real estate (includes multi-family residential)	5,662,948	26.7%	5,606,837	26.2%	5,676,526	26.2%	5,133,693	26.6%	4,986,211	26.5%
Agriculture (includes farmland)	816,043	3.9%	801,933	3.7%	804,376	3.7%	721,395	3.7%	688,033	3.6%
Consumer and other	329,593	1.6%	306,018	1.4%	305,207	1.4%	288,300	1.5%	283,559	1.5%
Energy	368,323	1.7%	449,637	2.1%	500,435	2.3%	403,142	2.1%	429,479	2.3%
Total loans	$21,180,538		$21,432,713		$21,653,946		$19,334,359		$18,839,827

Deposit Types
Noninterest-bearing DDA	$9,776,572	36.0%	$10,281,893	37.6%	$10,364,921	37.9%	$10,108,348	37.4%	$10,915,448	38.2%
Interest-bearing DDA	5,115,945	18.8%	4,797,259	17.6%	4,953,090	18.1%	5,332,086	19.8%	5,986,203	21.0%
Money market	5,859,701	21.6%	5,892,505	21.6%	5,904,160	21.5%	6,021,449	22.3%	6,164,025	21.6%
Savings	2,881,397	10.6%	3,005,936	11.0%	3,179,351	11.6%	3,304,482	12.2%	3,471,970	12.2%
Certificates and other time deposits	3,546,194	13.0%	3,335,207	12.2%	2,979,364	10.9%	2,237,871	8.3%	1,995,885	7.0%
Total deposits	$27,179,809		$27,312,800		$27,380,886		$27,004,236		$28,533,531

Loan to Deposit Ratio	77.9%		78.5%		79.1%		71.6%		66.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022

Single family residential construction	$1,088,636	35.4%	$1,157,016	36.1%	$1,244,631	38.7%	$1,179,883	40.7%	$1,097,176	39.1%
Land development	367,849	12.0%	359,518	11.2%	310,199	9.7%	222,511	7.7%	181,747	6.5%
Raw land	328,365	10.7%	340,659	10.7%	359,228	11.2%	326,168	11.2%	332,603	11.9%
Residential lots	222,591	7.2%	216,659	6.8%	216,706	6.7%	226,600	7.8%	243,942	8.7%
Commercial lots	155,415	5.0%	154,425	4.8%	158,278	4.9%	167,151	5.8%	177,378	6.3%
Commercial construction and other	914,436	29.7%	973,022	30.4%	927,025	28.8%	777,678	26.8%	772,606	27.5%
Net unaccreted discount	(701)		(820)		(1,051)		(11)		(14)
Total construction loans	$3,076,591		$3,200,479		$3,215,016		$2,899,980		$2,805,438

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2023

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$353,014	$287,131	$59,778	$15,231	$14,662	$290,654	$1,020,470
Commercial and industrial buildings	164,582	101,957	25,833	31,071	18,242	269,728	611,413
Office buildings	84,064	222,729	54,147	48,961	3,934	97,328	511,163
Medical buildings	75,533	17,124	1,740	43,605	33,186	57,860	229,048
Apartment buildings	138,011	127,623	41,696	14,215	13,543	212,276	547,364
Hotel	111,974	86,862	39,550	18,281	—	169,238	425,905
Other	92,153	62,468	41,769	8,381	1,662	78,384	284,817
Total	$1,019,331	$905,894	$264,513	$179,745	$85,229	$1,175,468	$3,630,180	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Sept 30, 2023	Balance at Dec 31, 2023	Balance at Acquisition Date	Balance at Sept 30, 2023	Balance at Dec 31, 2023	Balance at Acquisition Date		Balance at Sept 30, 2023	Balance at Dec 31, 2023
Loan marks:
Acquired banks (V)	$345,599	$871	$506	$320,052	$2,685	$2,594	$665,651		$3,556	$3,100
FirstCapital Bank (W)	22,648	20,672	19,486	7,790	6,658	5,320	30,438		27,330	24,806
Total	368,247	21,543	19,992	327,842	9,343	7,914	696,089		30,886	27,906

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	1,104,770	1,043,525	689,573	62,053	58,310	12,975,732		1,166,823	1,101,835
FirstCapital Bank (W)	1,021,694	855,052	780,284	627,991	558,271	475,343	1,649,685		1,413,323	1,255,627
Total	13,307,853	1,959,822	1,823,809	1,317,564	620,324	533,653	14,625,417	(X)	2,580,146	2,357,462

Acquired portfolio loan balances less loan marks	$12,939,606	$1,938,279	$1,803,817	$989,722	$610,981	$525,739	$13,929,328		$2,549,260	$2,329,556

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.663 billion as of December 31, 2023.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) FirstCapital Bank merger was completed on May 1, 2023. The Merger resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.4 million at acquisition date, which were subject to subsequent fair value adjustments.

(X) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Asset Quality
Nonaccrual loans	$68,688	$59,729	$57,723	$22,496	$19,614	$68,688	$19,614
Accruing loans 90 or more days past due	2,195	397	1,744	—	5,917	2,195	5,917
Total nonperforming loans	70,883	60,126	59,467	22,496	25,531	70,883	25,531
Repossessed assets	76	35	153	—	—	76	—
Other real estate	1,708	9,320	3,107	1,989	1,963	1,708	1,963
Total nonperforming assets	$72,667	$69,481	$62,727	$24,485	$27,494	$72,667	$27,494

Nonperforming assets:
Commercial and industrial (includes energy)	$8,957	$22,219	$24,027	$2,832	$3,921	$8,957	$3,921
Construction, land development and other land loans	17,343	8,684	4,245	3,210	6,166	17,343	6,166
1-4 family residential (includes home equity)	26,096	23,708	19,609	16,951	15,326	26,096	15,326
Commercial real estate (includes multi-family residential)	18,775	13,341	13,504	1,051	1,649	18,775	1,649
Agriculture (includes farmland)	1,460	1,511	1,284	432	421	1,460	421
Consumer and other	36	18	58	9	11	36	11
Total	$72,667	$69,481	$62,727	$24,485	$27,494	$72,667	$27,494
Number of loans/properties	292	260	241	190	170	292	170
Allowance for credit losses on loans	$332,362	$351,495	$345,209	$282,191	$281,576	$332,362	$281,576

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$16,123	$1,594	$160	$(1,472)	$(643)	$16,405	$(841)
Construction, land development and other land loans	(5)	(5)	50	(13)	(5)	27	416
1-4 family residential (includes home equity)	20	(78)	(70)	(140)	(55)	(268)	(202)
Commercial real estate (includes multi-family residential)	1,590	570	14,957	(1)	74	17,116	860
Agriculture (includes farmland)	—	—	(78)	(6)	(14)	(84)	(7)
Consumer and other	1,405	1,327	1,046	1,017	1,246	4,795	4,578
Total	$19,133	$3,408	$16,065	$(615)	$603	$37,991	$4,804

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.21%	0.20%	0.18%	0.07%	0.08%	0.21%	0.08%
Nonperforming assets to loans and other real estate	0.34%	0.32%	0.29%	0.13%	0.15%	0.34%	0.15%
Net charge-offs to average loans (annualized)	0.36%	0.06%	0.31%	(0.01%)	0.01%	0.18%	0.03%
Allowance for credit losses on loans to total loans	1.57%	1.64%	1.59%	1.46%	1.49%	1.57%	1.49%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.63%	1.71%	1.68%	1.52%	1.56%	1.63%	1.56%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and the FDIC special assessment, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and the FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Diluted earnings per share (unadjusted)	$1.02	$1.20	$0.94	$1.37	$1.51	$4.51	$5.73

Net income	$95,476	$112,208	$86,938	$124,694	$137,880	$419,316	$524,516
Merger related provision for credit losses, net of tax(Y)	—	—	14,647	—	—	14,647	—
Merger related expenses, net of tax(Y)	220	872	10,184	679	215	11,955	215
FDIC special assessment, net of tax(Y)	15,736	—	—	—	—	15,736	—
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(Y):	$111,432	$113,080	$111,769	$125,373	$138,095	$461,654	$524,731

Weighted average diluted shares outstanding	93,715	93,720	92,930	91,207	91,287	92,902	91,604
Merger related provision for credit losses, net of tax, per diluted common share(Y)	$—	$—	$0.16	$—	$—	$0.16	$—
Merger related expenses, net of tax, per diluted common share(Y)	$—	$0.01	$0.11	$0.01	$—	$0.13	$—
FDIC special assessment, net of tax, per diluted common share(Y)	$0.17	$—	$—	$—	$—	$0.17	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:(Y)	$1.19	$1.21	$1.21	$1.38	$1.51	$4.97	$5.73

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Return on average assets (unadjusted)	0.98%	1.13%	0.89%	1.31%	1.47%	1.08%	1.39%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(Y):	$111,432	$113,080	$111,769	$125,373	$138,095	$461,654	$524,731
Average total assets	$38,815,211	$39,602,039	$39,287,626	$38,177,853	$37,617,902	$38,972,957	$37,724,245
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (Y)	1.15%	1.14%	1.14%	1.31%	1.47%	1.18%	1.39%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Return on average common equity (unadjusted)	5.39%	6.39%	5.01%	7.38%	8.26%	6.03%	7.97%

Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, and FDIC special assessment, net of tax(Y)	$111,432	$113,080	$111,769	$125,373	$138,095	$461,654	$524,731
Average shareholders' equity	$7,085,839	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,950,790	$6,578,669
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (Y)	6.29%	6.44%	6.45%	7.42%	8.27%	6.64%	7.98%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$95,476	$112,208	$86,938	$124,694	$137,880	$419,316	$524,516
Average shareholders' equity	$7,085,839	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,950,790	$6,578,669
Less: Average goodwill and other intangible assets	(3,462,210)	(3,456,844)	(3,340,275)	(3,281,845)	(3,284,228)	(3,385,984)	(3,288,068)
Average tangible shareholders’ equity	$3,623,629	$3,567,649	$3,595,407	$3,477,598	$3,392,782	$3,564,806	$3,290,601
Return on average tangible common equity (F)	10.54%	12.58%	9.67%	14.34%	16.26%	11.76%	15.94%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income, excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax(Y)	$111,432	$113,080	$111,769	$125,373	$138,095	$461,654	$524,731
Average shareholders' equity	$7,085,839	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,950,790	$6,578,669
Less: Average goodwill and other intangible assets	(3,462,210)	(3,456,844)	(3,340,275)	(3,281,845)	(3,284,228)	(3,385,984)	(3,288,068)
Average tangible shareholders’ equity	$3,623,629	$3,567,649	$3,595,407	$3,477,598	$3,392,782	$3,564,806	$3,290,601
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax (F) (Y)	12.30%	12.68%	12.43%	14.42%	16.28%	12.95%	15.95%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,079,330	$7,032,677	$6,968,116	$6,739,117	$6,699,374	$7,079,330	$6,699,374
Less: Goodwill and other intangible assets	(3,460,080)	(3,464,012)	(3,454,826)	(3,280,610)	(3,282,984)	(3,460,080)	(3,282,984)
Tangible shareholders’ equity	$3,619,250	$3,568,665	$3,513,290	$3,458,507	$3,416,390	$3,619,250	$3,416,390

Period end shares outstanding	93,722	93,717	93,721	90,693	91,314	93,722	91,314
Tangible book value per share	$38.62	$38.08	$37.49	$38.13	$37.41	$38.62	$37.41

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,619,250	$3,568,665	$3,513,290	$3,458,507	$3,416,390	$3,619,250	$3,416,390
Total assets	$38,547,877	$39,295,684	$39,905,131	$37,829,232	$37,689,829	$38,547,877	$37,689,829
Less: Goodwill and other intangible assets	(3,460,080)	(3,464,012)	(3,454,826)	(3,280,610)	(3,282,984)	(3,460,080)	(3,282,984)
Tangible assets	$35,087,797	$35,831,672	$36,450,305	$34,548,622	$34,406,845	$35,087,797	$34,406,845
Period end tangible equity to period end tangible assets ratio	10.31%	9.96%	9.64%	10.01%	9.93%	10.31%	9.93%

	Three Months Ended					Year-to-Date
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$332,362	$351,495	$345,209	$282,191	$281,576	$332,362	$281,576
Total loans	$21,180,538	$21,432,713	$21,653,946	$19,334,359	$18,839,827	$21,180,538	$18,839,827
Less: Warehouse Purchase Program loans	(822,245)	(912,327)	(1,148,883)	(799,115)	(740,620)	(822,245)	(740,620)
Total loans less Warehouse Purchase Program	$20,358,293	$20,520,386	$20,505,063	$18,535,244	$18,099,207	$20,358,293	$18,099,207
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.63%	1.71%	1.68%	1.52%	1.56%	1.63%	1.56%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale or write down of assets and securities:
Noninterest expense	$152,171	$135,657	$145,870	$123,000	$119,244	$556,698	$484,186

Net interest income	$236,983	$239,524	$236,459	$243,467	$256,137	$956,433	$1,005,231
Noninterest income	36,568	38,743	39,688	38,266	37,724	153,265	145,128
Less: net (loss) gain on sale or write down of assets	(84)	(45)	1,994	121	2,087	1,986	3,934
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	36,652	38,788	37,694	38,145	35,637	151,279	141,194
Total income excluding net gains and losses on the sale or write down of assets and securities	$273,635	$278,312	$274,153	$281,612	$291,774	$1,107,712	$1,146,425
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	55.61%	48.74%	53.21%	43.68%	40.87%	50.26%	42.23%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and FDIC special assessment:
Noninterest expense	$152,171	$135,657	$145,870	$123,000	$119,244	$556,698	$484,186
Less: merger related expenses	278	1,104	12,891	860	272	15,133	272
Less: FDIC special assessment	19,919	—	—	—	—	19,919	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$131,974	$134,553	$132,979	$122,140	$118,972	$521,646	$483,914

Net interest income	$236,983	$239,524	$236,459	$243,467	$256,137	$956,433	$1,005,231
Noninterest income	36,568	38,743	39,688	38,266	37,724	153,265	145,128
Less: net (loss) gain on sale or write down of assets	(84)	(45)	1,994	121	2,087	1,986	3,934
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	36,652	38,788	37,694	38,145	35,637	151,279	141,194
Total income excluding net gains and losses on the sale or write down of assets and securities	$273,635	$278,312	$274,153	$281,612	$291,774	$1,107,712	$1,146,425
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, merger related expenses and FDIC special assessment	48.23%	48.35%	48.51%	43.37%	40.78%	47.09%	42.21%